Exhibit 23.3

November 6, 2009

Barrick Gold Corporation Brookfield Place, Canada Trust Tower 161 Bay Street, Suite 3700 Toronto, Ontario M5J 2S1	Barrick (PD) Finance Australia Pty Ltd Level 10 2 Mill Street Perth WA 6000

Dear Sirs/Mesdames:

Re: Registration Statement on Form F-9 and Form F-4 for Barrick Gold Corporation and Barrick (PD) Finance Australia Pty Ltd

We have acted as Canadian counsel to Barrick Gold Corporation and Barrick (PD) Finance Australia Pty Ltd (the “Registrants”) in connection with the registration statement on Form F-9 and Form F-4 (the “Registration Statement”) being filed today by the Registrants with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

We acknowledge that we are referred to under the headings “Enforceability of Certain Civil Liabilities”, “Description of the Notes—Enforceability of Judgments” and “Legal Matters” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

Yours very truly,

/s/ Davies Ward Phillips & Vineberg LLP